UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 20, 2013
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation Arrangements of Certain Officers

2013 Senior Executive Company Incentive Plan

On February 20, 2013, the Compensation Committee of the Board of Directors of Rovi Corporation (the “Company”) approved the 2013 Senior Executive Company Incentive Plan (the “Plan”), which is only applicable to the Chief Executive Officer and his executive-level direct reports. Named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) will participate in the Plan. A copy of the Plan is attached to this report as Exhibit 10.1.

Under the terms of the Plan, employees are provided cash incentive awards based upon the Company's and the individual employee's performance. Company performance is based upon the Company achieving a worldwide adjusted pro forma revenue target and a worldwide adjusted pro forma operating profit target. Individual performance is based upon the evaluation of the individual employee's performance and contribution for the fiscal year. Awards under the Plan will be weighted by Company and individual performance components. Awards are targeted as a percentage of a participant's annual salary. Subject to the Compensation Committee's approval, the Chief Executive Officer has discretion to vary the award to his executive-level direct reports based on his assessment of the individual's performance and contribution for the fiscal year. The Compensation Committee set the 2013 bonus targets and weighting for the named executive officers listed below at the same level as in effect at the end of 2012 as follows:

		Percentage of Target
Name and Title	2013 Target (% of Base Salary)	Company Performance	Individual Performance
Thomas Carson President & CEO	100%	100%	—%
Peter Halt Chief Financial Officer	60%	75%	25%
Stephen Yu EVP & General Counsel	60%	75%	25%

2012 Bonuses

On February 20, 2013, the Compensation Committee of the Board of Directors awarded bonuses to the Company's named executive officers in respect of the officers' and the Company's 2012 performance. The bonus awards were based on the achievement of specified targets with respect to the Company's 2012 financial results, each named executive officer's individual performance, and the Compensation Committee's approval of an additional discretionary bonus amount in recognition of, among other achievements, the Company's performance in the second half of 2012. The 2012 bonuses approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	2012 Bonus Paid
Thomas Carson President & Chief Executive Officer	$475,750
Peter Halt Chief Financial Officer	$163,388
Stephen Yu Executive Vice President & General Counsel	$188,916

2013 Base Salaries

On February 20, 2013, the Compensation Committee also approved increases to the base salaries for each of the named executive officers for 2013. The Compensation Committee annually evaluates the performance and determines the compensation of the Company's officers based on the Compensation Committee's assessment of the Company's and each individual's performance, as well as compensation for competitive positions at companies in a peer group established annually by the Compensation Committee. The 2013 base salaries approved by the Compensation Committee for the named executive officers listed below are as follows:

Name and Title	2013 Base Salary
Thomas Carson Chief Executive Officer	$550,000
Peter Halt Chief Financial Officer	$386,250
Stephen Yu Executive Vice President & General Counsel	$378,560

Restricted Stock Grants

On February 20, 2013, the Compensation Committee also approved grants of restricted stock to each of the Company's named executive officers to be granted on March 1, 2013. The restricted stock will be granted pursuant to the Company's 2008 Equity Incentive Plan and such restricted stock shall have a purchase price equal to $0.001 per share, par value. The restricted stock granted to an executive shall be subject to a four-year vesting schedule, with one-quarter (1/4) of the shares vesting on the first anniversary of the grant date, and an additional one-quarter (1/4) of the shares vesting on each of the second, third and fourth anniversaries of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The restricted stock grants approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	Restricted Stock to Be Granted on 3/1/13
Thomas Carson Chief Executive Officer	60,000
Peter Halt Chief Financial Officer	40,000
Stephen Yu Executive Vice President & General Counsel	40,000

Performance-Based Restricted Stock Grants

On February 20, 2013, the Compensation Committee also approved performance-based grants of restricted stock to each of the Company's named executive officers to be granted on March 1, 2013 (the “Performance-Based Vesting Shares”). The Performance-Based Vesting Shares will be granted pursuant to the Company's 2008 Equity Incentive Plan and Performance-Based Vesting Shares shall have a purchase price equal to $0.001 per share, par value. Eighty percent (80%) of the Performance-Based Vesting Shares shall vest over a period of up to four years based on the achievement of total annual (measured on a calendar year basis) adjusted pro forma operating profit (“APF Operating Profit”) performance metrics outlined in the chart below, with vesting commencing at 50% of APF Operating Profit plan and increasing in increments through 110% of APF Operating Profit plan, and in accordance with the terms and conditions of the Notice of Restricted Stock Award and Restricted Stock Award Agreement applicable thereto. Twenty percent (20%) of the Performance-Based Vesting Shares shall vest over a period of up to four years based on the achievement of annual (measured on a calendar year basis) management objectives established by the Compensation Committee and intended to create or add longer term value for Rovi's stockholders. The determination of the level of the Company's achievement of the APF Operating Profit plan, and the determination of the achievement of the management objectives, for a given calendar year will be made by the Compensation Committee or the independent Board members and vesting of the Performance-Based Vesting Shares will occur on the date of such determination. The vesting of the Performance-Based Vesting Shares is conditioned upon the grantee remaining in employment with the Company through the applicable vesting date.

PERFORMANCE VS. APF OPERATING PROFIT PLAN

% of Plan	Vesting Factor
110+	1.5
105	1.25
100	1.00
95	0.90
90	0.81
85	0.71
80	0.62
75	0.53
70	0.44
65	0.34
60	0.25
55	0.16
50	0.08
Below 50	—

The Performance-Based Vesting Shares approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	Restricted Stock to Be Granted on 3/1/13
Thomas Carson Chief Executive Officer	140,000
Peter Halt Chief Financial Officer	60,000
Stephen Yu Executive Vice President & General Counsel	60,000

Restricted Stock Grants

On February 20, 2013, the Compensation Committee also approved a further grant of restricted stock to each of the Company's named executive officers to be granted on March 1, 2013. Such grants were made specifically in this annual compensation review cycle to address the Compensation Committee's perspective that Rovi's executives hold low unvested equity realizable value compared to Rovi's peers, and thus to increase the retention effect of equity awards on the Company's executives. The restricted stock will be granted pursuant to the Company's 2008 Equity Incentive Plan and such restricted stock shall have a purchase price equal to $0.001 per share, par value. The restricted stock granted to an executive shall be subject to a four-year vesting schedule, with one-quarter (1/4) of the shares vesting on the first anniversary of the grant date, and an additional one-quarter (1/4) of the shares vesting on each of the second, third and fourth anniversaries of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The restricted stock grants approved by the Compensation Committee for the named executive officers are as follows:

Name and Title	Restricted Stock to Be Granted on 3/1/13
Thomas Carson Chief Executive Officer	65,000
Peter Halt Chief Financial Officer	33,500
Stephen Yu Executive Vice President & General Counsel	33,500

Item 9.01    Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	2013 Senior Executive Company Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: February 22, 2013	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel